UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 7.01 Regulation FD Disclosure

     Registrant announces its agreement with A.G. Edwards & Sons, Inc. to terminate the additional compensation agreements in connection with the closed-end funds, as described in Registrant’s news release dated January 29, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document

99.1	Press Release issued by the Registrant dated January 29, 2007 detailing the announcement of its agreement with A.G. Edwards
& Sons, Inc. to terminate the additional compensation
agreements in connection with the closed-end funds.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	January 30, 2007	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Press Release issued by the Registrant dated January 29, 2007 detailing the announcement of its agreement with A.G. Edwards & Sons, Inc. to terminate the additional compensation agreements in connection with the closed-end funds.

Exhibit 99.1

January 29, 2007

FOR IMMEDIATE RELEASE

Eaton Vance Corp. Reaches Agreement with A.G. Edwards to Terminate Additional
Compensation Agreements

Boston, MA -- Eaton Vance Corp. (“Eaton Vance”) today announced that it has agreed with A.G. Edwards & Sons, Inc. (“A.G. Edwards”) to terminate the additional compensation agreements entered into in connection with all six of the closed-end funds for which these agreements are in place. Under the additional compensation agreements, Eaton Vance was required to make recurring payments over time based on the assets of the respective closed-end funds.

In exchange for the termination of these agreements, Eaton Vance will make a lump sum payment to A.G. Edwards in the amount of $6.5 million or approximately $0.03 per diluted share. The payment will be recorded as a distribution expense in the first fiscal quarter of 2007.

As reported in December 2006, Eaton Vance made a similar payment to Merrill Lynch, Pierce, Fenner and Smith Incorporated (Merrill Lynch) in the amount of $45.7 million. As a result of the payments to Merrill Lynch and A.G. Edwards, Eaton Vance will recognize total distribution expense related to the termination of the additional compensation agreements of $52.2 million, or approximately $0.24 per diluted share in the first fiscal quarter of 2007. The termination of these agreements is expected to result in annualized accretion of approximately $0.03 per diluted share.

Eaton Vance Corp., through its subsidiaries, is the investment adviser and distributor of over 160 mutual funds and also manages investments for individual and institutional clients. Eaton Vance had $133.1 billion in assets under management on December 31, 2006.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.